EXHIBIT 10.1

NEXTECH VENTURE LP

and

IMVISION THERAPEUTICS INC.

and

IMVISION GmbH

EQUITY SHARE PURCHASE AGREEMENT

June 30, 2006

Lang Michener LLP

EQUITY SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made effective as of June 30, 2006,

AMONG:

NEXTECH VENTURE LP, a Delaware limited partnership, whose
principal office is at 47 Hulfish Street, Suite 420, Princeton, New Jersey,
08542, United States

(“Vendor”)

AND:

IMVISION THERAPEUTICS INC., a Nevada corporation with
an address at Feodor-Lynen Str. 5, 30625, Hannover, Germany

(the “Purchaser”)

AND:

IMVISION GMBH, a German limited liability company with an
address at Feodor-Lynen Str. 5, 30625, Hannover, Germany

(“ImVision”)

WHEREAS:

(A)                    The Vendor owns all outstanding equity share capital of ImVision;

(B)                    The Purchaser wishes to purchase all of the issued and outstanding equity share capital of ImVision from the Vendor on the terms and subject to the conditions set out in this Agreement.

THIS AGREEMENT WITNESSES THAT the Parties, intending to be legally bound, covenant and agree as follows:

PART 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1                    In this Agreement, including the recitals and schedules, the following words and phrases have the following meanings:

(a)           “Affiliate” means any officer, director, shareholder or employee of any company or any member of the immediate family (limited to a spouse, parent or child) of any such officer, director, shareholder or employee, and any corporation;

(b)           “Assets” means all property or assets of any nature or kind, whether real property or personal property, tangible or intangible;

(c)           “Business Day” means any day other than a Saturday, Sunday or public holiday in Vancouver, British Columbia or Hannover, Germany;

(d)           “Closing” means the completion of the purchase and sale of the ImVision Share Capital as well as the subscription and issuance of the Purchaser Shares on the terms and subject to the conditions contained in this Agreement by and to the Vendor respectively;

(e)           “Closing Date” means the date of Closing, as determined in accordance with §2.3 of this Agreement;

(f)           “Company” means ImVision;

(g)           “Consents and Approvals” means all necessary consents and approvals required to be obtained in connection with the execution and delivery by ImVision and the Vendor of this Agreement and the consummation of the transactions described herein, as listed in the Disclosure Schedule, which consents and approvals will include all consents and approvals required to be obtained under all licenses and permits held by ImVision for the conduct and operation of its business in order that the Company, through its subsidiaries, will have the full benefit of such licenses and permits following Closing;

(h)           “Disclosure Schedule” means the disclosure schedule attached as Schedule 1. The Disclosure Schedule will be arranged in sections corresponding to the numbered and lettered sections contained in this Agreement and the disclosure in any section qualifies other sections in this Agreement only to the extent that such disclosure specifically references the fact that it also qualifies or applies to such other specified sections;

(i)           “Employees and Contractors” means all individuals who are full-time, part-time or temporary employees or individuals engaged on contract to provide employment or similar services in respect of ImVision;

(j)           “Encumbrance” means any lien, claim, charge, pledge, hypothecation, security interest, mortgage, title retention agreement, option, assignment, license or other encumbrance or adverse claim of any nature or kind whatsoever;

(k)           “Financial Statements” means the audited financial statements of ImVision for the period ended December 31, 2005 and the unaudited interim financial statements of ImVision for the three months ended March 31, 2006, each attached as Schedule 2;

(l)           “GAAP” means German generally accepted accounting principles (according to HGB –Handelsgesetzbuch). All determinations of an accounting nature in respect of ImVision will be made in a manner consistent with GAAP and past practice with no changes in the method of application of the Company’s accounting policies or changes in the method of applying the Company’s use of estimates;

(m)           “Government Entity” means (i) any international, multinational, national, federal, provincial, state, municipal, local or other government or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-government or private body, in each case, having jurisdiction on behalf of any nation, province, territory, state or other geographic subdivision thereof and exercising any regulatory, judicial, legislative, expropriation or taxing authority;

(n)           “ImVision Share Capital” means all outstanding equity share capital of ImVision;

(o)           “Intellectual Property” means, in respect of a Person, all patents (including utility patents, design patents, registered industrial designs, utility models and certificates of addition), patent applications, copyright, trade marks (including trade names, business names and service marks), semiconductor topography rights, information rights in computer software and databases, internet domain names, know-how, trade secrets, other similar instruments or rights, whether registered or unregistered, and all rights in relation to any of the foregoing which are recognized in any jurisdiction, of the Person;

(p)           “Material Contracts” means all agreements, whether oral or written, to ImVision is a party, which are currently in effect and are material to the operation of the Company’s business, including the following agreements, without limitation: (i) license agreement or agreement providing for the payment or receipt of royalties or other compensation by ImVision in connection with the Intellectual Property of the Company used in the operation of its business; (ii) stock purchase or stock option plan; (iii) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person; (iv) contract, agreement or understanding relating to the voting of the Company’s capital stock or the election of directors; (v) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of the Company; (vi) guaranty of any obligation for borrowed money or otherwise; (vii) lease or agreement under which ImVision is lessee of, or holds or operates any property, real or personal, owned by any other party; (viii) contract which prohibits the Company from freely engaging in business anywhere in the world; (ix) contract or commitment for capital expenditures in excess of €25,000; (x) agreement for the sale of any capital asset; (xi) contracts, understandings, arrangements or commitments with respect to the acquisition and/or use by ImVision of in connection with the Intellectual Property of the Company used in the operation of its business; or (xii) other agreement which is either material to the Company’s business or was not entered into in the ordinary course of business;

(q)           “Party” means each party to this Agreement individually and “Parties” mean each Party collectively;

(r)           “Person” includes an individual, corporation, limited liability corporation, unlimited liability company, body corporate, partnership, limited partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative thereof or any other entity (including a Government Entity);

(s)           “Purchase Price” has the meaning ascribed to it in §2.2;

(t)           “Purchaser Shares” has the meaning ascribed to it in §2.2;

(u)           “Purchaser’s Closing Documents” means the closing documents set forth in §9.3 to be delivered by the Purchaser on or before the Closing Date;

(v)           “Purchaser’s Solicitors” means Lang Michener LLP;

(w)           “SEC” means the United States Securities and Exchange Commission;

(x)           “Securities Act” means the United States Securities Act of 1933, as amended;; and

(y)           “Vendor’s Closing Documents” means the closing documents set forth in §9.2 to be delivered by the Vendor and ImVision on or before the Closing Date.

Schedules

1.2                    The following schedules are attached to, form part of, and are hereby incorporated by reference into this Agreement:

Schedule 1 – Disclosure Schedule

Schedule 2 – Financial Statements

PART 2

PURCHASE AND SALE

Purchase and Sale of ImVision Share Capital

2.1                    In reliance on the representations and warranties, and on the terms and subject to the conditions contained in this Agreement, at the Closing, the Purchaser will purchase from the Vendor, and the Vendor will sell, assign and transfer to the Purchaser, all outstanding ImVision Share Capital, free and clear of all Encumbrances.

Purchase Price and Subscription of Shares in Purchaser by Vendor

2.2                    The total purchase price payable by the Purchaser to the Vendor for all of the ImVision Share Capital in a total nominal amount of EUR 3,330,000.— (three million three hundred thirty thousand Euro) will be USD 4,228,920.— (four million two hundred twenty eight thousand nine hundred twenty US Dollars) (the “Purchase Price”) and shall be paid by the Purchaser by the issuance and the delivery of the Purchaser Shares (as defined hereafter) to the Vendor upon Closing. In reliance upon the representations and warranties, and on the terms and subject to the conditions contained in this Agreement, at Closing, the Vendor will subscribe for 20,400,000 (twenty million four hundred thousand) newly issued shares of common stock of the Purchaser with a nominal value of USD 0.001 (zero point zero zero one US Dollar) each (the “Purchaser Shares”) for a subscription and issue price of USD 0.2073 (zero point two zero seven three US Dollars ) each, representing an aggregate Subscription and Issue Price for all Purchaser Shares of USD 4,228,920 (four million two hundred twenty eight thousand nine hundred twenty US Dollars) (the “Aggregate Subscription and Issue Price”).

Closing and Issuance of Shares in Purchaser

2.3                    The Closing will take place as soon as possible following satisfaction of the conditions precedent to Closing set forth in this Agreement, including the satisfaction by the Vendor of the condition precedent set forth in Section 7.1(c) and satisfaction by the Purchaser of the condition precedent set forth in Section 8.1(c) of this Agreement, provided that in no event will the Closing Date be later than June 30, 2006. At Closing, the Vendor shall be deemed to have fully paid the Aggregate Subscription and Issue Price for the Purchaser Shares by having duly executed this Agreement, having fulfilled the conditions precedent in Section 7.1 (c) hereof and the delivery of the documents set forth in Section 9.2 hereof, and the Purchaser shall, based on the representations, warranties, and on the terms and subject to the conditions contained in this Agreement, deliver to the Vendor all and not less than all of the documents and funds set forth in Section 9.3 hereof against the Vendor consideration as stated in Sections 2.1 and 2.2 hereof.

Issuance of the Purchaser Shares

2.4                    The Vendor acknowledges and agrees that the Purchaser Shares will be offered and sold to the Vendor without such offer and sale being registered under the Securities Act and will be issued to the Vendor in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) and Rule 506 of Regulation D of the Securities Act based on the representations and warranties of the Vendor in this Agreement. As such, the Vendor further acknowledges and agrees that the Purchaser Shares will, upon issuance, be “restricted securities” within the meaning of the Securities Act. The Vendor acknowledges and agrees that all certificates representing the Purchaser Shares will be endorsed with the following legend, or such similar legend as deemed advisable by legal counsel for the Purchaser, to ensure compliance with the Securities Act and to reflect the status of the Purchaser Shares as restricted securities:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT.”

The Vendor acknowledges that the Purchaser Shares may not be offered, resold, pledged or otherwise transferred except through an exemption from registration under the Securities Act or pursuant to an effective registration statement under the Securities Act and in accordance with all applicable state securities laws and the laws of any other jurisdiction. The Vendor agrees to resell the Purchaser Shares only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act. The Vendor agrees that the Company may refuse to register any transfer of the Purchaser Shares not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, pursuant to an available exemption from registration. The Vendor agrees that the Purchaser may require the opinion of legal counsel reasonably acceptable to the Purchaser in the event of any offer, sale, pledge or transfer of any of the Purchaser Shares by the Vendor pursuant to an exemption from registration under the Securities Act.

Piggyback Registration Rights

2.5                    The Purchaser shall notify the Vendor in writing at least thirty (30) days prior to (i) the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Purchaser (including, but not limited to, registration statements relating to secondary offerings of securities of the Purchaser) or (ii) the first step of a listing at any non-US stock exchange, as the case may be, and will offer the Vendor an opportunity to include in such registration statement all or part of such Purchaser Shares held by the Vendor. In case the Vendor desires to include in any such registration statement all or any part of the Purchaser Shares held by the Vendor, the Vendor shall so notify the Purchaser in writing within fifteen (15) business days after the above-described notice from the Purchaser. Such notice shall state the intended method of disposition of the Purchaser Shares by the Vendor. If the Vendor decides not to include all of its Purchaser Shares in any registration statement thereafter filed by the Purchaser, the Vendor shall nevertheless continue to have the right to include any of its Purchaser Shares in any subsequent registration statement or registration statements as may be filed by the Purchaser with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Purchaser shall have the right to terminate or withdraw any registration initiated by it pursuant to this Section 2.5 prior to the effectiveness of such registration whether or not the Vendor has elected to include any Purchaser Shares in such registration. The expenses of such withdrawn registration shall be borne by the Purchaser.

Underwritten Public Offering

2.6                    If the registration statement under which the Purchaser gives notice under Section 2.5 is for an underwritten public offering, the Purchaser shall so advise the Vendor. In such event, the right of the Vendor to be included in a registration pursuant to Section 2.5 shall be conditioned upon the Vendor’s agreement to comply with all of the terms of such underwritten public offering, and the Vendor’s agreement to sign an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten public offering by the Purchaser. If the Vendor disapproves of the terms of any such underwritten public offering, the Vendor may elect to withdraw therefrom by written notice to the Purchaser and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement or its equivalent in the case of a non-US listing.

Registration Expenses

2.7                    The Purchaser undertakes to bear all expenses incurred by it in complying with this Article, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of its own legal and other counsel, reasonable fees and disbursements of a special legal counsel for the Vendor, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

PART 3

REPRESENTATIONS AND WARRANTIES IN RESPECT OF THE VENDOR

Representations and Warranties in Respect of the Vendor

3.1                    The Vendor represents and warrants to the Purchaser that, as at both the effective date of this Agreement and the Closing Date,

(a)           Capacity – the Vendor has all necessary legal right and capacity to execute and deliver this Agreement, to transfer the legal and beneficial title and ownership of the ImVision Share Capital owned by the Vendor to the Purchaser, to perform all of the Vendor’s obligations hereunder and to comply with the terms and provisions of this Agreement, and this Agreement constitutes a valid and binding obligation of the Vendor in accordance with its terms,

(b)           No Approvals Required – no authorization, approval, order, license permit or consent of any Government Entity nor the registration, declaration or filing by the Vendor with any such Government Entity is required in order for the Vendor

(i)           to execute and deliver this Agreement or any other agreement, certificate or instrument to be executed or delivered by the Vendor pursuant to or contemplated by this Agreement,

(ii)           to incur the obligations expressed to be incurred by the Vendor pursuant to this Agreement, or

(iii)         to duly perform and observe the terms and provisions of this Agreement,

(c)           No Conflict – the Vendor is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur or which gives rise to a requirement to obtain any authorization, consent, approval or waiver from any third Person as a result of, and there are no actions, claims, suits, litigation, investigations or proceedings pending or threatened against or affecting the Vendor which would prevent

(i)           the execution and delivery by the Vendor of this Agreement or any other agreement, certificate or instrument to be executed or delivered by the Vendor pursuant to or contemplated by this Agreement, or

(ii)           the performance by the Vendor of its obligations pursuant to, or the observance by the Vendor of any of the terms and provisions of, this Agreement,

(d)           No Other Agreements – no Person (other than the Purchaser) has any agreement, option or right, present or future, contingent, absolute or capable of becoming an agreement, option or right to require the Vendor to, sell, transfer, assign or otherwise dispose of the ImVision Share Capital,

(e)           No Fees Payable – , no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Vendor,

(f)           Title to Share Capital – the Vendor owns and has good and marketable title to the ImVision Share Capital as the legal and beneficial owner thereof, free of all Encumbrances,

(g)           Company Assets – the Vendor does not have any right or interest in or to any Intellectual Property or other Asset owned by or used by ImVision in its business as presently conducted or as currently proposed by ImVision to be conducted,

(h)           Legal Advice – the Vendor acknowledges and agrees that the Purchaser’s Solicitors have acted as counsel only to the Purchaser and that the Purchaser’s Solicitors are not protecting the rights and interests of any other Party and that the Vendor has had the opportunity to seek and were not prevented from seeking independent legal advice before the execution and delivery of this Agreement and all other agreements, certificates or instruments to be executed or delivered by the Vendor pursuant to or contemplated by this Agreement. In this respect, the Purchaser acknowledges and agrees to be aware that the Vendor did not avail itself of the opportunity to seek independent legal advice under the laws of Nevada before signing this Agreement, but only had revised it by a foreign lawyer not qualified to act under the laws of Nevada.

(i)           Accredited Investor Status - the Vendor is an “accredited investor”, as defined in Rule 501(a) of Regulation D of the Securities Act,

(j)           Status as a Sophisticated Purchaser – the Vendor has such knowledge, sophistication and experience in business and financial matters such that it is capable of evaluating the merits and risks of the investment in the Purchaser Shares. The Vendor has evaluated the merits and risks of an investment in the Purchaser Shares. The Vendor can bear the economic risk of this investment, and is able to afford a complete loss of this investment,

(k)           Acquisition for Investment – the Purchaser Shares to be issued to the Vendor will be acquired by the Vendor for investment for the Vendor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Vendor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Vendor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchaser Shares,

(l)           Information Regarding the Purchaser – the Vendor has had full opportunity to ask questions and receive answers from representatives of the Purchaser regarding the business, properties, prospects and financial condition of the Purchaser, each as is necessary to evaluate the merits and risks of investing in the Purchaser Shares. The Vendor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchaser Shares. The Vendor has had full opportunity to discuss this information with the Vendor’s legal and financial advisers before execution of this Agreement, and

(m)           Reliance by Purchaser on Representations – the Vendor acknowledges that the Purchaser will rely on these representations in completing the issuance of the Purchaser Shares to the Vendor.

Survival

3.2                    The representations and warranties of the Vendor contained in this Agreement will survive the Closing and continue in full force and effect for a period of twelve (12) months after the Closing Date.

PART 4

REPRESENTATIONS AND WARRANTIES IN RESPECT OF IMVISION

Representations and Warranties in Respect of ImVision

4.1                    The Vendor represents and warrants to the Purchaser that, as at both the effective date of this Agreement and the Closing Date, and except to the extent set forth in the Disclosure Schedule,

(a)           Organization and Good Standing – ImVision is duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all necessary legal and corporate power and authority to own its property and assets and to carry on its business as presently conducted. ImVision has delivered to the Purchaser complete and correct copies of its constating documents including its certificate of incorporation and its articles and bylaws, all as may be amended, and the minute books of ImVision which contain complete and correct copies of all proceedings and actions taken at all meetings of, or effected by written consent of, the shareholders and the board of directors (including any committees thereof) of ImVision. ImVision is duly qualified, licensed or registered to carry on business in the jurisdictions where it owns, leases or operates its property,

(b)           No Approvals Required – except as has been or will be obtained before the Closing Date, no vote or consent of the holders of any class or series of shares of ImVision is necessary to approve and adopt this Agreement or to consummate any of the transactions contemplated hereby, and no authorization, approval, order, license, permit or consent of any Government

Entity nor the registration, declaration or filing by ImVision with any such Government Entity is required in order for ImVision

(i)           to execute and deliver this Agreement or any other agreement, certificate or instrument to be executed or delivered by ImVision pursuant to or contemplated by this Agreement,

(ii)           to incur the obligations expressed to be incurred by ImVision pursuant to this Agreement, or

(iii)          to duly perform and observe the terms and provisions of this Agreement,

(c)           No Conflict – subject to obtaining the Consents and Approvals, no Company is a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur, or which could be terminated, cancelled or accelerated, in whole or in part, or which allows any Person to exercise any rights or gives rise to a requirement to obtain any authorization, consent, approval or waiver from any third Person, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for herein,

(d)           No Litigation – there is no claim, suit, action, litigation, arbitration proceeding or Government Entity proceeding, including any appeal or application for review, in progress, pending or to the knowledge of the Vendor and ImVision, threatened against, or relating to ImVision or affecting ImVision’s Assets or business,

(e)           Compliance with Laws – ImVision and its Assets, operations and business have been and are being operated and have been and are in material compliance with all laws or orders applicable to its business or operations. No Company has received a notice or other communication alleging a possible violation of any law or order applicable to its business or operations,

(f)           Oustanding Equity Capital – the outstanding equity capital of ImVision is comprised of €25,000 in nominal equity share capital of ImVision and of €2,780,000 in additional capital paid-in to the capital reserves as of the date of this Agreement, all of which equity share capital has been contributed by and is registered in the name of the Vendor in accordance with German law,

(g)           No Other Agreements – no Person has any agreement, option or right, present or future, contingent, absolute or capable of becoming an agreement, option or right, or which with the passage of time or the occurrence of any event could become an agreement, option or right, to require ImVision to

(i)           allot or issue any further or other share in its capital or any other security convertible or exchangeable into any share in its capital,

(ii)           convert or exchange any security into or for any share in its capital, or

(iii)          purchase, redeem or otherwise acquire any issued and outstanding share in its capital,

(h)           Financial Statements – the Financial Statements (i) have been derived from and are in accordance with the books and records of ImVision, (ii) have been prepared in accordance with

GAAP consistently applied with past practice, and (iii) fairly present the financial position of ImVision as at each date and the results of operations, cash flows and the changes in shareholder’s equity for each period reported,

(i)           Accuracy of Records – all financial transactions of ImVision have been fairly reflected in the accounting and financial books and records of ImVision, and such books and records are stated in reasonable detail and fairly reflect the basis for the Financial Statements,

(j)           Bankruptcy – ImVision has not made an assignment in favour of its creditors or a proposal in bankruptcy to its creditors or any class thereof, and no petition for a receiving order has been presented in respect of it. ImVision has not initiated proceedings with respect to a compromise or arrangement with its creditors, or for its winding-up, liquidation or dissolution. No receiver or interim receiver has been appointed in respect of ImVision or its Assets and no execution or distress has been levied on any of ImVision’s Assets, nor have proceedings been commenced in respect of any of the foregoing,

(k)           Absence of Undisclosed Liabilities – except to the extent disclosed, reflected or reserved against in the Financial Statements or incurred in the ordinary and normal course of the business since March 31, 2006, ImVision does not have any outstanding indebtedness or any liabilities or obligations (whether accrued, accruing, absolute, contingent or otherwise) and all such reserve amounts are adequate based on the past experience of ImVision and are consistent with the accounting procedures used by ImVision in previous fiscal periods and there is nothing which indicates that such reserves are not adequate or that higher reserves should be taken,

(l)           Absence of Changes – since March 31, 2006 there have not been

(i)           any changes in the condition or operations of the business, Assets or financial affairs of ImVision which are, individually or in the aggregate, materially adverse, or

(ii)           any damage, destruction or loss, labour unrest or other event, development or condition, of any character (whether or not covered by insurance) which is not generally known or which has not been disclosed to the Purchaser in writing, or which to the knowledge of the Vendor, may materially adversely affect the Assets or the business of ImVision,

(m)           Absence of Unusual Transactions – since March 31, 2006, ImVision has not

(i)           transferred, assigned, sold or otherwise disposed of any Asset shown or reflected in the Financial Statements or forgiven, cancelled or released any debt or claim, except in the ordinary and normal course of its business,

(ii)          incurred or assumed any obligation or liability (fixed or contingent), except unsecured current obligations and liabilities incurred in the ordinary and normal course of its business,

(iii)         issued or sold any share in its capital or any warrant, bond, debenture or other corporate security or issued, granted or delivered any right, option or other commitment for the issuance of any such or other security,

(iv)         discharged or satisfied any Encumbrance, or paid any obligation or liability (fixed or contingent), other than current liabilities or the current portion of long-term liabilities disclosed in the Financial Statements or current liabilities incurred since the date thereof in the ordinary and normal course of its business,

(v)           declared or made any payment of any dividend or other distribution in respect of any of its shares other than in the ordinary and normal course, nor purchased, redeemed, subdivided, consolidated, or reclassified any share in its capital,

(vi)          entered into any transaction not in the ordinary and normal course of its business,

(vii)         made any gift of money or of any Asset to any Person,

(viii)         amended or changed or taken any action to amend or change its constating documents,

(ix)           increased or agreed to increase the remuneration of, or paid or agreed to pay any pension, share of profits or other similar benefit to any of its directors, officer or Employees and Contractors or former directors, officers or Employees and Contractors, other than in the ordinary and normal course of its business consistent with past practice and disclosed in writing to the Purchaser,

(x)           made any payment of any kind to or on behalf of the Vendor or any of its Affiliates, other than business related expenses, salaries and bonuses in the ordinary and normal course of its business consistent with past practice and as disclosed in the Financial Statements or in writing to the Purchaser,

(xi)           mortgaged, pledged, subjected to any lien, granted an option or a security interest in respect of or otherwise encumbered any of its Assets, or

(xii)         authorized or agreed or otherwise become committed to do any of the foregoing,

(n)           Title to Assets – ImVision has legal and beneficial ownership of and good and marketable title to all its Assets and in its financial books and records, free and clear of all Encumbrances and none of such Assets is in the possession of or under the control of any other Person. The Assets owned by ImVision represent all assets used by ImVision in the conduct of its business and as are necessary for the conduct by ImVision of its business. No other person has any interest in any Asset used by ImVision in the conduct of its business,

(o)           Bank Accounts and Powers of Attorney – the Disclosure Schedule sets out a correct and complete list showing (i) the name of each bank or other financial institution with which ImVision has an account or safe deposit box and the names of all Persons authorized to draw on the account or to have access to the safe deposit box, and (ii) the names of all Persons holding powers of attorney from ImVision. True and complete copies of such powers of attorney, if any, have been provided to the Purchaser,

(p)           Leased Property – ImVision does not own any real property. ImVision is not a party to or bound by any leases of real property other than those set out in the Disclosure Schedule and all interests held as lessee are free and clear of all Encumbrances. All rental and other payments required to be paid by ImVision under such leases have been duly paid and there is not otherwise any default by Imvision in meeting its obligations under any such lease,

(q)           Material Contracts – all current Material Contracts are set out in the Disclosure Schedule along with each party thereto, and

(i)           each such Material Contract is in full force and effect and is a valid and binding agreement of ImVision,

(ii)          ImVision has performed or is performing all obligations required to be performed by it under each such Material Contract and are not in breach or default thereunder and no other party to any such Material Contract is in breach or default thereunder, and

(iii)         the Vendor does not know of any circumstances that are reasonably likely to occur that could reasonably be expected to adversely affect ImVision’s ability, up to Closing, to perform its obligations under any Material Contract,

(r)           Shareholder Loans – there are shareholder or other loans outstanding in respect of ImVision,

(s)           Employees and Contractors – the Disclosure Schedule contains a complete and accurate list of the Employees and Contractors, together with their date of hire, title or classification, current wages, salaries or hourly rate of pay, benefits, vacation entitlement, commissions and bonus or other material compensation paid since the beginning of the most recently completed fiscal year or payable to each such Employee and Contractor as of the date of this Agreement. Except as disclosed in the Disclosure Schedule, ImVision is not a party to any written or oral contract, agreement or other commitment with any Employee and Contractor other than contracts of indefinite duration which are terminable by the respective Company without cause on reasonable notice as determined in accordance with applicable law. The Vendor is not aware of the intention of any Employee and Contractor, who is an executive or senior officer, to terminate his or her employment,

(t)           Insurance – ImVision maintains insurance in force against loss on such Assets, against such risks, in such amounts and to such limits as is in accordance with prudent business practices prevailing in its business,

(u)           Corporate Records – ImVision has kept all records required to be kept by applicable corporate legislation,

(v)           Permits and Licences – ImVision holds all authorizations, approvals, orders, licenses, permits or consents issued by any Government Entity which are necessary in connection with the conduct and operation of its business as it is currently conducted and the ownership, leasing or use of its Assets as the same are now owned, leased, used conducted or operated. ImVision is not in material breach of or in default under any of the terms or conditions thereof, and all such authorizations, approvals, orders, licences, permits and consents issued by a Government Entity are listed in the Disclosure Schedule,

(w)           Tax Filings and Payments – ImVision

(i)           has filed or caused to be filed within the time prescribed

(A)           all income tax returns and election forms and the income tax returns of each jurisdiction required to be filed and all such returns and forms are true, complete and accurate in all material respects and the amounts of tax payable shown in all such returns prepared by ImVision are correct in all material respects, and

(B)           all returns, reports, and information required to be filed with any Government Entity with respect to sales tax, property tax, property transfer tax, and every other tax (by whatever name) that ImVision is required to file and all such returns, reports, and information are true, complete and accurate in all material respects,

(ii)           has paid or caused to be paid all taxes due and payable (including all federal, provincial and local taxes, assessments or other imposts in respect of its income or Assets), and all interest and penalties thereon, if any, for all previous years and all required instalments of taxes due and payable for the current fiscal year have been paid, and

(iii)           has withheld all amounts required to be withheld by ImVision from salary and other payments to its Employees and Contractors including pursuant to any taxing laws to which it is subject, and has remitted all such amounts, including all interest and penalties thereon, to the relevant Government Entity,

(x)           Indebtedness to Related Parties – except for the payment of salaries and other compensation payable in the ordinary and normal course and reimbursement for out-of-pocket expenses in the ordinary and normal course and amounts disclosed in the Financial Statements or the Disclosure Schedule, ImVision is not indebted to the Vendor, Employees and Contractors, or any Affiliate thereof,

(y)           Conduct of Business – to the knowledge of the Vendor, ImVision is not conducting its business in material contravention of any Material Contract, law, regulation or of any direction of a Government Entity,

(z)           Condition of Assets – all tangible Assets used by ImVision in connection with its business are in good operating condition and in a good state of maintenance and repair, reasonable wear and tear excepted,

(aa)         Intellectual Property –

(i)           the Disclosure Schedule lists all Intellectual Property (other than unregistered copyrights, know-how, trade secrets and off-the-shelf office productivity software) and all registration applications therefor owned by or licensed to ImVision that is material to their business. The Vendor has delivered to the Purchaser complete and correct copies of all license agreements to which ImVision is a party relating to such Intellectual Property. The conduct of the business of ImVision, as presently conducted and as currently proposed by ImVision to be conducted, does not, to the best knowledge of the Vendor, conflict with, or result in any violation of, or default under, or give rise to any right, license or encumbrance relating to, Intellectual Property owned by ImVision or with respect to which ImVision now has or has had any contract with any third party, or any right of termination, cancellation or acceleration of any Intellectual Property right or obligation set forth in any contract to which ImVision is a party, or the loss or encumbrance of any Intellectual Property or benefit related thereto, or result in the creation of any Encumbrance in or upon any Intellectual Property or right owned or used by ImVision,

(ii)           ImVision uses all Intellectual Property that it does not own only in the manner and for the purposes authorized and specified by the owner or licensor of such

Intellectual Property, and to the extent ImVision has granted exclusive rights to Intellectual Property to another Person, ImVision has not used such Intellectual Property for any purpose, including for development purposes or sale or distribution, except to such other Person,

(iii)           ImVision owns, or is licensed or otherwise has the right to use, in each case, without ongoing payments to third parties except as disclosed in the Disclosure Schedule, and free and clear of any Encumbrances, all Intellectual Property used in or necessary to carry on its business as presently conducted or as currently proposed by ImVision to be conducted,

(iv)           ImVision has not been notified by any Person that its planned products and services infringe upon or otherwise violate the rights of any Person with regard to any Intellectual Property owned by, licensed to or otherwise used by such Person,

(v)           to the best knowledge of the Vendor, no Person is infringing on or otherwise violating any right of ImVision with respect to any Intellectual Property owned by, licensed to or otherwise used by ImVision,

(vi)           each current or former officer, Employee and Contractor or consultant of ImVision has assigned and transferred, or on or before the Closing Date will have assigned and transferred, to ImVision all ownership and other rights of any nature whatsoever of such Person in any Intellectual Property claimed to be owned by the Company, no current or former director of ImVision has any ownership or other rights of any nature whatsoever in any Intellectual Property claimed to be owned by ImVision and no current or former director, officer, Employee and Contractor or consultant of ImVision (or any member of their immediate families) has a valid claim against ImVision in connection with the involvement of such Persons in the conception and development of any computer software or other Intellectual Property of ImVision, and

(vii)           ImVision does not own title to or uses any registered service mark, trade name or trademark, or, to the best knowledge of the Vendor, any service mark, trade name or trademark in which a third Person has any legal interest, except with the consent of such third person,, and

(bb)         Undisclosed Information – the Vendor does not have any material information which is not generally known or which has not been disclosed in writing to the Purchaser by the Vendor and which if known could reasonably be expected to have a material adverse effect on the value of the ImVision Share Capital, or the Assets or business of ImVision.

Other Representations

4.2                    All statements contained in any written certificate or other written instrument delivered by or on behalf of the Vendor or ImVision pursuant to this Agreement will be deemed to be representations and warranties by the Vendor hereunder.

Reliance

4.3                    The Vendor acknowledges and agrees that the Purchaser has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement.

Survival

4.4                    The representations and warranties of the Vendor contained in this Agreement will survive the Closing and continue in full force and effect for a period of twelve (12) months after the Closing Date.

PART 5

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Representations and Warranties in Respect of the Purchaser

5.1                    The Purchaser represents and warrants to the Vendor that as at both the effective date of this Agreement and the Closing Date

(a)           Organization and Good Standing – the Purchaser is duly incorporated under the laws of its jurisdictions of incorporation and is validly existing and in good standing with respect to the filing of annual returns under such laws,

(b)           Authority – the Purchaser has all necessary corporate right, authority, power and capacity to execute and deliver this Agreement, to acquire the ImVision Share Capital, to perform all of its obligations hereunder and to comply with the terms and provisions of this Agreement and this Agreement constitutes a valid and binding obligation of the Purchaser in accordance with its terms,

(c)           No Approvals Required – relying upon the representations and warranties of the Vendor set forth in this Agreement and except for filings required by applicable securities legislation, no authorization, approval, order, license, permit or consent of any Government Entity, regulatory body or court nor the registration, declaration or filing by the Purchaser with any such Government Entity, regulatory body or court is required in order for the Purchaser

(i)           to execute and deliver this Agreement or any other agreement, certificate or instrument to be executed or delivered by the Purchaser pursuant to or contemplated by this Agreement,

(ii)           to incur the obligations expressed to be incurred by the Purchaser pursuant to this Agreement, or

(iii)           to duly perform and observe the terms and provisions of this Agreement,

(d)          No Conflict – the Purchaser is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of

(i)           the execution and delivery by the Purchaser of this Agreement or any other agreement, certificate or instrument to be executed or delivered by the Purchaser pursuant to or contemplated by this Agreement, or

(ii)           the performance by the Purchaser of its obligations pursuant to, or the observance by the Purchaser of any of the terms and provisions of, this Agreement,

(e)           Validity and Enforceability. The obligations of the Purchaser according to this Agreement are valid, binding and enforceable against the Purchaser under their respective terms and conditions subject only to bankruptcy, insolvency, reorganization, composition or similar laws affecting creditor’s rights in general.

(f)           Capitalization – the authorized share capital of the Purchaser consists of 100,000,000 (one hundred million) shares of common stock, with a par value of $0.001 (zero point zero zero one) per share each and 5,000,000 (five million) shares of preferred stock with a par value of $0.001 (zero point zero zero one) per share each, of which only 7,575,000 shares of common stock and no shares of preferred stock are outstanding as at June 30, 2006, and the Purchaser undertakes, for so long as the Vendor is the owner of a majority of the Purchaser’s issued and outstanding shares of common stock, not to issue any shares of preferred stock in the future without the prior written consent of the Vendor.

(g)           Purchaser Shares – upon issuance to the Vendor in accordance with this Agreement, the Purchaser Shares will be validly issued, fully paid and non-assessable shares of the common stock of the Purchaser,

(h)           Outstanding Rights to Purchase Shares – other than pursuant to the letter agreement between the Purchaser and Debondo Capital Ltd. dated June 12, 2006, the Purchaser has not issued or committed to issue any shares, common share purchase warrants or options to purchase common Shares prior to Closing and the Purchaser undertakes, for so long as the Vendor is the owner of a majority of the Purchaser’s issued and outstanding shares of common stock, not to adopt any Share Option Plan without the prior written consent of the Vendor in the future.

(i)           Other Interests – the Purchaser does not own any share in or other security of, or have any equity, partnership or proprietary interest in the Assets or business of, any other Person,

(j)           No Litigation – there is no claim, suit, action, litigation, arbitration proceeding or Government Entity proceeding, including any appeal or application for review, in progress, pending or to the knowledge of the Purchaser threatened against, or relating to the Purchaser or affecting the Purchaser’s Assets or business, and

(k)           Financial Statements. The Purchaser was incorporated on June 15, 2006 and has not prepared any financial statements to date. The Purchaser has not incurred any liabilities other than (i) professional fees in connection with its incorporation, organization and the preparation of this Agreement, and (ii) those liabilities set forth in this Agreement. The Purchaser has not issued any shares of its common stock other than 7,575,000 shares of common stock issued at a price of $0.001 per share and has not issued any shares of its 5,000,000 (five million) shares of preferred stock with a par value of $0.001 (zero point zero zero one) per preferred share each.

(l)           Compliance with Laws – the Purchaser and its Assets, operations and business have been and are being operated and have been and are in material compliance with all laws or orders applicable to its business or operations. In particular, the Purchaser has filed all tax and social security returns when due and paid or accrued all taxes, social security contributions or other public duties which it is owing or for which it is liable. The Purchaser has not received a notice or other communication alleging a possible violation of any law or order applicable to its business or operation. In particular, it is in possession of all public and other permits, consents and authorizations necessary according to existing law for the purpose of operating its business as currently conducted.

Other Representations

5.2                    All statements contained in any written certificate or other written instrument delivered by or on behalf of the Purchaser pursuant to this Agreement will be deemed to be representations and warranties by the Purchaser hereunder.

Reliance

5.3                    The Purchaser acknowledges and agrees that the Vendor have entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement.

Survival

5.4                    The representations and warranties of the Purchaser contained in this Agreement will survive the Closing and continue in full force and effect for a period of twelve (12) months after the Closing Date.

PART 6

PRE-CLOSING COVENANTS

Conduct of Business

6.1                    The Vendor and ImVision covenant and agree with the Purchaser that until the Closing Date or termination of this Agreement, except as otherwise contemplated in this Agreement or agreed to in writing by the Purchaser, they will

(a)           Conduct Business in Ordinary and Normal Course – to conduct its business in the ordinary and normal course thereof, including the payment of all current liabilities and accounts in the ordinary and normal course, and not negotiate or execute any new Material Contracts or terminate, cancel or modify in any material respect any existing Material Contracts, and

(b)           Necessary Steps – to take all actions, steps and proceedings that are necessary or desirable to approve or authorize, or to validly and effectively undertake, the execution, delivery and performance of this Agreement and the completion of the transactions, including completion of the advance to ImVision of the additional ImVision Share Capital required in order to satisfy the condition precedent under Section 7.1(c) of this Agreement.

PART 7

PURCHASER’S CONDITIONS PRECEDENT

Purchaser’s Conditions

7.1                    The obligations of the Purchaser to complete the purchase of the ImVision Share Capital are subject to the satisfaction of or compliance with each of the following conditions precedent on or before the Closing Date

(a)           Truth and Accuracy of Representations and Warranties of the Vendor and ImVision – the representations and warranties of the Vendor and ImVision contained herein are true and correct in all material respects as at the Closing Date with the same effect as if made on the Closing Date,

(b)           Performance of Obligations – the Vendor and ImVision have, in all material respects, performed and complied with all the obligations, covenants and agreements to be performed and complied with by each of them on or before the Closing Date,

(c)           Contribution of Share Capital – the Vendor will have advanced an additional €510,000 to ImVision as an equity share capital contribution such that the amount of the ImVision Share Capital will equal €2,780,000 in additional paid in capital and €25,000 in capital as of Closing, and

(d)           Waiver of Rights under Employment Agreements – the Purchaser will have received written waivers executed by each of Dr. Steiner and Dr. Rose of their rights under their respective employment agreements with ImVision GmbH to receive the special payment resulting from an “Exit”, as defined under paragraph 6(1) of the employment agreements.

Waiver

7.2                    The conditions precedent set forth in this Part 7 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part on or before the Closing Date. The waiver by the Purchaser of any condition set forth in this Part 7, the acknowledgement or agreement by the Purchaser that any such condition has been satisfied and the completion of the purchase and sale transaction contemplated by this Agreement will be without prejudice to the Purchaser’s rights in respect of the warranties, representations, covenants and indemnities of the Vendor and ImVision contained in this Agreement.

PART 8

VENDOR’S CONDITIONS PRECEDENT

Vendor’s Conditions

8.1                    The obligations of the Vendor to complete the sale of the ImVision Share Capital are subject to the satisfaction of or compliance with each of the following conditions precedent on or before the Closing Date

(a)           Truth and Accuracy of Representations and Warranties of the Purchaser – the representations and warranties of the Purchaser contained herein are true and correct in all material respects as at the Closing Date with the same effect as if made on the Closing Date,

(b)           Performance of Obligations – the Purchaser has, in all material respects, performed and complied with all the obligations, covenants and agreements to be performed and complied with by it on or before the Closing Date,

(c)           Issuance of Purchaser Shares – the Purchaser has duly completed all corporate action necessary or advisable for the issuance of the Purchaser Shares hereunder.

8.2                    The conditions precedent set forth in this Part 8 are for the exclusive benefit of the Vendor and may be waived by the Vendor in writing in whole or in part on or before the Closing Date. The waiver by the Vendor of any condition set forth in this Part 8, the acknowledgement or agreement by the Vendor that any such condition has been satisfied and the completion of the purchase and sale transaction contemplated by this Agreement will be without prejudice to the Vendor’s rights in respect of the warranties, representations, covenants and indemnities of the Purchaser contained in this Agreement.

PART 9

CLOSING

Closing Date and Location

9.1                    The Closing will take place on the Closing Date at the offices of ImVision in Hannover, Germany, or at such other time, date or location as may be agreed to in writing by the Parties.

Vendor’s Closing Documents

9.2                    On or before the Closing Date, the Vendor will deliver, or cause to be delivered, to the Vendor’s Solicitors, in trust, the following documents:

(a)           the equity share capital transfer agreement, duly executed by the Vendor and notarized in accordance with German law;

(b)           a copy of the submitted notification of the equity share capital transfer to the Trade Register at Hannover Court; and

(c)           such other documents and instruments, other than those set out above, as may be reasonably requested by the Purchaser’s Solicitors in order to complete the transactions set out in this Agreement;

and delivery of such documents by the Vendor in accordance with this §9.2 will be deemed to satisfy the conditions precedent set forth in §9.2.

Purchaser’s Closing Documents

9.3                    On or before the Closing Date, the Purchaser will deliver, or cause to be delivered, to the Purchaser’s Solicitors, in trust, the following documents and funds:

(a)           the equity share capital transfer agreement, duly executed by the Purchaser and notarized in accordance with German law,

(b)           a share certificate, carrying a legend and provided for in this Agreement, registered in the name of the Vendor representing the Purchaser Shares;

(c)           a certified copy of resolutions of the directors of the Purchaser authorizing the execution, delivery and performance of this Agreement by the Purchaser; and

(d)           such other documents and instruments, other than those set out in above, as may be reasonably requested by Vendor’s Solicitors in order to complete the transactions set out in this Agreement;

and delivery of such documents and funds by the Purchaser in accordance with this §9.3 will be deemed to satisfy the conditions precedent set forth in §8.1.

PART 10

TERMINATION

Termination Rights

10.1                    This Agreement may, by notice in writing given before or on the Closing, be terminated:

(a)           by mutual consent of the Vendor and the Purchaser;

(b)           by the Purchaser if any of the conditions precedent in Part 7 have not been satisfied at or before Closing and the Purchaser has not waived such condition precedent at or before Closing;

(c)          by the Vendor if any of the conditions precedent in Part 8 have not been satisfied at or before Closing and the Vendor has not waived such condition precedent at or before Closing; or

(d)           by any Party if the Closing has not occurred on or before June 30, 2006, or such later date as the Parties may agree to in writing, unless the Closing has not occurred by such date because the Party seeking to terminate this Agreement has failed to perform any one or more of its obligations or covenants under this Agreement to be performed at or before Closing.

Effect of Termination

10.2                    Each Party’s right of termination under this Part is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. Nothing in this Part limits or affects any other rights or causes of action any Party may have with respect to the representations, warranties, covenants and indemnities in its favour contained in this Agreement. If a Party waives compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of its rights of termination in the event of non-fulfillment, non-observance or non-performance of any other condition, obligation or covenant in whole or in part.

10.3                    If this Agreement is terminated pursuant to any provision of §10.1, all obligations of the Parties under this Agreement will terminate, except if this Agreement is terminated by a Party because of a breach of this Agreement by the another Party or because a condition for the benefit of the terminating Party has not been satisfied because the other Party has failed to perform any of its obligations or covenants under this Agreement which are reasonably capable of being performed or caused to be performed by such Party, and the terminating Party’s right to pursue all legal remedies will survive such termination unimpaired.

PART 11

GENERAL

Acknowledgement of Confidentiality

11.1                    The Vendor acknowledges and agrees that

(a)           it has had access to information and trade secrets pertaining to the business, services and Intellectual Property of ImVision and the Purchaser, (collectively, the “Confidential Information”),

(b)           the disclosure of any of the Confidential Information to competitors of ImVision or the Purchaser, to others or to the public, would be highly detrimental to the best interests of the Purchaser and ImVision, and

(c)           the right to maintain the Confidential Information constitutes a proprietary right which the Purchaser and ImVision are entitled to protect.

Covenant on Confidentiality

11.2                    The Vendor covenants and agrees that at all times hereafter it will

(a)           hold all of the Confidential Information in secrecy, as the trustee or custodian for the Purchaser and ImVision, and for the Purchaser and ImVision’s exclusive benefit and use,

(b)           faithfully do all in its power to assist the Purchaser and ImVision in maintaining the secrecy of the Confidential Information, and

(c)           not at any time without the prior written consent of the Purchaser,

(i)          disclose or divulge, directly or indirectly, to any person, firm or corporation any of the Confidential Information, or

(ii)           practise or use, other than for the benefit of the Purchaser or ImVision, any of the Confidential Information.

Exceptions

11.3                    Notwithstanding §11.1(a), nothing will be deemed to be Confidential Information which:

(a)           is known to the party receiving the information at the time of disclosure, unless any individual who knows the information is under an obligation to keep that information confidential;

(b)           becomes publicly known or available without the disclosure thereof by the party receiving the information in violation of this Agreement; or

(c)           is received by the party receiving the information from a third party not under an obligation to keep that information confidential.

11.4                    The provisions of §11.2 will not prohibit the disclosure of information required to be made under federal or state securities laws, rules and regulations or by order of any federal, state or local regulatory agency or as otherwise required to be disclosed under applicable law. If any disclosure is so required, the party making such disclosure will consult with the other party before making such disclosure, and the parties will use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

Governing Law and Attornment

11.5                    This Agreement will be exclusively governed by, and interpreted and construed in accordance with, the laws prevailing in the State of Nevada and the parties irrevocably and unconditionally attorn to the jurisdiction of the courts of the State of Nevada and all courts having appellate jurisdiction thereover. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

Notices

11.6                    Every notice, request, demand or direction to be given pursuant to this Agreement must be in writing and must be delivered by hand (e.g. Federal Express or other reputable courier service) or sent by facsimile transmission or other similar form of written transmission by electronic means, in each case addressed as follows:

(a)           if to the Purchaser:

ImVision Therapeutics, Inc.
Feodor-Lynen Str. 5, 30625, Hannover, Germany

Facsimile: +49-511-538-896-66
Attention: Dr. Martin Steiner, Chief Executive Officer

with a copy to:

Lang Michener LLP
1500 – 1055 West Georgia Street
Vancouver, British Columbia
Canada V6E 4N7

Facsimile: (604) 893-2356
Attention: Michael Taylor

(b)           if to the Vendor:

Nextech Venture LP
Scheuchzerstrasse 35, CH-8006 Zurich, Switzerland
Facsimile: +41 (0)44 366 66 10
Attention: Alfred Scheidegger and Sven Rohmann

with a copy to:

RKS Rinderknecht Klein & Stadelhofer
Beethovenstrasse 7, CH-8022 Zurich, Switzerland
Facsimile: +41 (0)44 287 24 00
Attention: Thomas Rinderkencht and Jeannette Wibmer

(c)           if to ImVision:

ImVisioN GmbH

Feodor-Lynen Str. 5, 30625 Hannover, Germany
Facsimile: +49-511-538-896-66
Attention: Dr. Martin Steiner, Chief Executive Officer

with a copy to:

CMS Hasche Sigle

Brienner Str. 11, 80333 Munich, Germany
Facsimile: +49-89-23807-172
Attention: Stefan-Ulrich Müller

or to such other address or transmission receiving station in as specified by a party by notice to each other party. Any notice delivered by hand or sent by facsimile transmission will be deemed conclusively to have been effectively given on the day notice was delivered or sent as aforesaid if it was delivered or sent on a day that was a Business Day at the place of the intended recipient, or on the next day that is a Business Day at such place if it was delivered or sent on a day that was not a Business Day at such place.

Time of Essence

11.7                    Time is of the essence in the performance of each obligation under this Agreement.

Public Notices

11.8                    The Parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement will be jointly planned and co-ordinated and no Party will act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Public Disclosure

11.9                    Before and after Closing, none of the Parties will disclose the terms of this Agreement, except as reasonably required for income tax purposes or as otherwise may be required by law including all securities laws and applicable stock exchange rules and policies. Notwithstanding the foregoing, in the case of any public filing of this Agreement under applicable securities laws the Parties will use reasonable efforts to jointly plan and coordinate such filings.

Entire Agreement

11.10                   This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

Waiver and Consent

11.11                   No delay or failure by a party to exercise any of its rights under this Agreement constitutes a waiver of any such right. No consent or waiver, express or implied, by a party to, or of any breach or default by any other party of, any or all of its obligations under this Agreement will,

(a)           be valid unless it is in writing and stated to be a consent or waiver pursuant to this section,

(b)           be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation,

(c)           constitute a general waiver under this Agreement, or

(d)           eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

Severability

11.12                   If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Amendments

11.13                   This Agreement may not be amended except in writing signed by each Party.

Further Assurances

11.14                   The Parties will with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party will provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Assignment

11.15                   No Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Parties.

Enurement

11.16                   This Agreement and each of the terms and provisions hereof will enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

Counterparts

11.17                   This Agreement may be executed in any number of counterparts, in original form or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which will together be deemed to be an original, notwithstanding that each party is not a signatory to the same counterpart.

IN WITNESS WHEREOF the Parties have duly executed this Agreement effective as of the day and year first above written.

NEXTECH VENTURE LP

Per:	/s/ Sven Rohmann	/s/ Alfred Scheidegger
	Managing and General Partner	Founding Partner and CEO
Authorized Signatory

IMVISION THERAPEUTICS INC.

Per:	/s/ Martin Steiner /s/ Horst Rose
President and CEO COO
Authorized Signatory

IMVISION GmbH

Per:	/s/ Martin Steiner	/s/ Horst Rose
	Geschäftsführer/CEO	Geschäftsführer / COO
Authorized Signatory

SCHEDULE 1

Disclosure Schedule

Section 1.1(i) – Consents and Approvals

Nil.

Section 4.1(u) – Bank Accounts and Powers of Attorney

Sparkasse Hannover, Account number: ######### (Signatories: Prof. H. Rose, Dr. M. Steiner)

Dresdner Bank, Account number: ######### (Signatories: Prof. H. Rose, Dr. M. Steiner)

Section 4.1(p) – Leased Property

Service agreement between ImVision GmbH and Digilab Biovision

Section 4.1(q) – Material Contracts

(i):	Patent and Know-How Purchase Agreement with BioVisioN AG
Patent Purchase and Backlicense Agreement with Productomics AG
Exclusive License Agreement with MannKind Corporation

i.	Nill

ii.	Employment Agreement with Dr. Martin Steiner Employment Agreement with Prof. Horst Rose Employment Agreement with Heike Rohweder Employment Agreement with Dr. Jens van de Flierdt

Consulting Agreement with SK Research AG (Thomas Kündig)
Consulting Agreement with SK Research AG (Gabriela Senti)
Consulting Agreement with Productomics AG (Reto Crameri)
Consulting Agreement with Dr. Andrea Hofmann
Consulting Agreement with Dr. Stephanie Plassmann
Consulting Agreement with HST Consulting Network Ltd.
Consulting Agreement Diekmann Consulting

iii.	Nill

iv.	Nill

v.	Nill

vi.	Service contract with Digilab BioVisioN

vii.	Nill

viii.	Manufacturing Contract with Strathmann Biotech Master Service Agreement IKFE (CAT-001b) Collaboration Agreement Therapeomic AG

ix.	Nill

x.	See (i) above

xi.	Nill

Section 4.1(s) – Employees and Contractors

Dr. Martin Steiner, 1.4.2005, Geschäftsführer /CEO, monthly salary € 12.500, 30 days vacation

Prof. Horst Rose, 1.4.2005, Geschäftsführer/COO, monthly salary € 10.000, 30 days vacation

Heike Rohweder, 1.4.2006, Technical Assistant, monthly salary € 2.600, 30 days vacation

Dr. Jens van de Flierdt, 1.5.2006, Scientist, monthly salary € 3.800, 30 days vacation

Section 4.1(v) – Permits and Licenses

Permit to operate a Biological Laboratory of Safety Class 1 from the National Industrial Inspection Board of Hannover

Section 4.1(aa) – Intellectual Property

Patent application EP 1 408 114 « Modular Antigen Transporter (MAT) Molecules for modulation of the immune reactions, associated constructs, methods and uses thereof »

Patent application WO 2004/035793 « Modular Antigen Transporter (MAT) Molecules for modulating immune reactions associated constructs, methods and uses thereof “

Patent application EP 05026476.1 ”Modulation of the Immune Response by Administration of Intralymphatic Transduction AllerGen (ITAG) Molecules”

Patent applications GB 0309345.7 and WO 2004/094639 “A recombinant Allergen”

US Patent 6,773,695 and patent application WO 02/028429 “Modulation of allergic response”

SCHEDULE 2

Financial Statements

(Attach)